Exhibit 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF PLYZER TECHNOLOGIES INC.

In connection with the accompanying Annual Report on Form 10-K of Plyzer Technologies Inc. for the year ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) , I, Terence Robinson, Chief Executive Officer of Plyzer technologies Inc., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

such Annual Report on Form 10-K for the year ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended March 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of Plyzer Technologies Inc.

Date: July 12, 2018

/s/ Terence Robinson
Terence Robinson
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (principal executive officer, principal financial officer and principal accounting officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.